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                                                                     EXHIBIT 3.9

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                           OF THE SOLE STOCKHOLDER OF
                        GRAMERCY CHLOR-ALKALI CORPORATION

                Gramercy Chlor-Alkali Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

                DOES HEREBY CERTIFY:

                FIRST:   That the Board of Directors of said corporation by the
unanimous written consent adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation.

                RESOLVED, that the Certificate of Incorporation as filed with the office of the Secretary of State of the State of Delaware on December 13, 2000 be amended by changing Article I to read as follows:

                                   ARTICLE I

                The name of the corporation is NORTH AMERICAN BRISTOL
CORPORATION.

                SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given unanimous written consent to said amendment in accordance with the provision of Section 228 of the General Corporation Law of the State of Delaware.

                THIRD:   That the aforesaid amendment was duly adopted in
accordance with the applicable provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware.

                FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective immediately.

                EXECUTED effective as of the 27th day of May, 2004.

                                        WESTLAKE CHEMICAL CORPORATION

                                        By: /s/ Albert S. Chao
                                            ------------------------------------
                                            Albert Chao, President

                                        Being the Sole Stockholder of
                                        GRAMERCY CHLOR-ALKALI CORPORATION